UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah
84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Clene Inc. was held on May 5, 2022. At the Annual Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.

1.
The following nominees were elected to serve as Class I directors until the expiration of their three-year term at the annual meeting of stockholders in 2025 and until their successors are duly elected and qualified, based upon the following votes:

	For	Against	Abstained	Broker Non-Votes
David J. Matlin	33,485,551	—	1,515,270	9,616,981
John H. Stevens, M.D.	34,004,811	—	996,010	9,616,981
Chidozie Ugwumba	33,970,072	—	1,030,749	9,616,981
2.
The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022 was ratified based upon the following votes:

For	Against	Abstained
44,538,593	77,826	1,383

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: May 6, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer